EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-34587, 333-34593, 333-34683, 333-35689, 333-51081, 333-74463, and 333-39972 on Form S-8 and Registration Statement Nos. 333-75812, 333-89818, 333-99705 and 333-146957 on Form S-3 of our report dated February 27, 2008, relating to the consolidated financial statements and financial statement schedule of Solutia Inc. and subsidiaries (Solutia Inc.), and the effectiveness of Solutia Inc.'s internal control over financial reporting (which report expresses an unqualified opinion and includes explanatory paragraphs referring to (i) Solutia Inc.’s filing for reorganization under Chapter 11 of the United States Bankruptcy Code, (ii) substantial doubt about Solutia Inc.’s ability to continue as a going concern, (iii) changes in accounting principles and (iv) management’s exclusion of an acquired entity from its assessment of internal control over financial reporting), appearing in this Annual Report on Form 10-K of Solutia Inc. for the year ended December 31, 2007.

St. Louis, Missouri
February 27, 2008